IMAGIS ARREST & BOOKING SYSTEM PURCHASED
BY RCMP IN ALBERTA

Vancouver, Canada, July 10, 2002 - Imagis Technologies Inc. (OTCBB: IGSTF; TSX: NAB; Germany: IGY), ("Imagis") a developer and marketer of biometric-based software, is pleased to announce that Imagis' premier law enforcement software, the Computerized Arrest and Booking System (CABS), has been purchased by an RCMP agency in Alberta.

CABS is an integrated imaging and offender management system developed specifically for law enforcement agencies. CABS streamlines the offender "booking" process by capturing all necessary images including faces, scars, tattoos and other distinguishing characteristics along with all data and offense information. CABS provides quick access for forensic lineup identification, investigations and substantially increases efficiency by producing all jurisdictional reports.

CONTACT:
Imagis Technologies Inc. Media Contact: Sandra Buschau VP Investor & Media Relations Tel: (604) 684-2449 E-mail: sandy@imagistechnologies.com

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.